EXHIBIT 23.2
Consent of Independent Auditor
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Kodiak Gas Services, Inc. of our report dated February 13, 2026, relating to the financial statements of Distributed Power Solutions, LLC, appearing in Kodiak Gas Services, Inc.’s Current Report on Form 8-K filed May 13, 2026.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.
Houston, Texas
September 28, 2026